As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1261113
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

555 12th Street NW
Washington, DC	20004
(Address of Principal Executive Offices)	(Zip Code)

FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan

(Full Title of the Plan)

Steven H. Gunby

President and Chief Executive Officer

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

(202) 312-9100

(Name and Address, including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (6)	Proposed maximum offering price per share (7)	Proposed maximum aggregate offering price (7)	Amount of registration fee (7)
Common Stock, par value $0.01 per share (1)	850,000	$34.99	$29,741,500	$3,447
Common Stock, par value $0.01 per share (2)	931,351	$34.99	$32,587,971	$3,777
Common Stock, par value $0.01 per share (3)	2,553,170	$34.99	$89,335,418	$10,354
Common Stock, par value $0.01 per share (4)	666,517	$34.99	$23,321,429	$2,703
Common Stock, par value $0.01 per share (5)	50,213	$34.99	$1,756,953	$204

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers 850,000 shares of common stock, par value $0.01 per share (“Common Stock”), of FTI Consulting, Inc. (the “Company” or the “Registrant”) issuable pursuant to the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (the “2017 Plan”) on and after June 7, 2017.
(2)	This Registration Statement covers 931,351 shares of Common Stock that remained available for issuance and not otherwise subject to outstanding awards under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, amended and restated effective as of June 3, 2015 (the “2009 Plan”), as of June 7, 2017, which shares of Common Stock will be available for issuance of awards under the 2017 effective as of June 7, 2017.
(3)	This Registration Statement covers an aggregate of 2,553,170 shares of Common Stock in respect of awards previously granted and outstanding under the 2009 Plan, which may become available for issuance under the 2017 Plan if any award or portion of an award under the 2009 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017.
(4)	This Registration Statement covers an aggregate of 666,517 shares of Common Stock in respect of awards previously granted and outstanding under the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2006 Plan”), which may become available for issuance under the 2017 Plan if any award or portion of an award under the 2006 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017.
(5)	This Registration Statement covers an aggregate of 50,213 shares of Common Stock in respect of awards previously granted and outstanding under the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2004 Plan”), which may become available for issuance under the 2017 Plan if any award or portion of an award under the 2004 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017.
(6)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued under the 2017 Plan by reason of any stock split, stock dividend or similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(7)	Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on June 5, 2017.

EXPLANATORY NOTE

Contemporaneously with the filing of this Registration Statement, the Registrant is filing Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-134790) filed with the Commission on June 6, 2006, Registration Statement on Form S-8 (Registration No. 333-167283) filed with the Commission on June 3, 2010 and Registration Statement on Form S-8 (Registration No. 333-204698) filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 3, 2015 to deregister shares of common stock, par value $0.01 per share (“Common Stock”), of FTI Consulting, Inc. (the “Company” or the “Registrant”) available for issuance and not otherwise subject to outstanding awards under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, (f/k/a the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors), as amended and restated effective as of June 3, 2015 (the “2009 Plan”), as of June 7, 2017, which shares of Common Stock will be available for issuance of awards under the 2017 Plan effective as of June 7, 2017.

This Registration Statement also registers shares that may become available for issuance, from time to time, under the 2017 Plan, in the event that any award or portion of an award under the 2009 Plan, FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time-to-time (the “2006 Plan”), or FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time-to-time (the “2004 Plan”), expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017. The outstanding awards (in each case as adjusted for stock splits and anti-dilution provisions) under the 2009 Plan were previously registered with the Commission on the (i) Registration Statement on Form S-8 registering 1,500,000 shares of Common Stock issuable under the Deferred Compensation Plan for Key Employees and Non-Employee Directors (renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan) and previously filed with the Commission on June 6, 2006 (Registration No. 333-134790), (ii) Registration Statement on Form S-8 registering 4,500,000 shares of Common Stock issuable under the 2009 Plan and previously filed with the Commission on June 3, 2010 (Registration No. 333-167283), and (iii) Registration Statement on Form S-8 registering 1,450,000 shares of Common Stock issuable under the 2009 Plan and previously filed with the Commission on June 3, 2015 (Registration No. 333-204698), in each case except to the extent supplemented, amended or suspended by the information set forth therein or herein. The outstanding awards (adjusted for stock splits and anti-dilution provisions) under the 2006 Plan were previously registered with the Commission on the Registration Statement on Form S-8 registering 3,500,000 shares of Common Stock issuable under the 2006 Plan and previously filed with the Commission on June 6, 2006 (Registration No. 333-134789), except to the extent supplemented, amended or suspended by the information set forth therein or herein. The outstanding awards (as adjusted for stock splits and anti-dilution provisions) under the 2004 Plan were previously registered with the Commission on the Registration Statement on Form S-8 registering 4,500,000 shares of Common Stock issuable under the 2004 Plan and previously filed with the Commission on May 24, 2004 (Registration No. 333-115787), except to the extent supplemented, amended or suspended by the information set forth therein or herein. The Registration Statements pursuant to which shares of Common Stock were registered under the 2009 Plan, the 2006 Plan and 2004 Plan will remain outstanding with respect to outstanding awards or portions of awards under such plans as of June 7, 2017 until such time that any applicable award or portion of such award shall expire or terminate unexercised, become unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award on and after June 7, 2017, in which case, the shares of Common Stock underlying any such award will be recycled under the 2017 Plan and will be governed by this Registration Statement on Form S-8 registering shares of Common Stock under the 2017 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the 2017 Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act. Requests for information should be directed to FTI Consulting, Inc., 555 12th Street, NW, Washington, DC 20004, Attn: Corporate Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company, are incorporated by reference herein:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 28, 2017 (the “Annual Report”);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on April 27, 2017;

(c)	the Company’s Current Report on Form 8-K dated March 21, 2017 filed with the Commission on March 23, 2017;

(d)	the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2017, that are incorporated by reference into Part III of the Annual Report; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on April 30, 1996, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the Commission’s rules shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the Common Stock of the Company to be available for issuance under the 2017 Plan has been passed upon by Curtis Lu, General Counsel of the Company. Mr. Lu is a full-time employee of the Registrant, owns shares of Common Stock of the Registrant and is eligible to participate in various stock-based employee benefit plans, including the 2017 Plan.

Item 6.	Indemnification of Directors and Officers.

(I) § 2-418. “Indemnification of directors, officers, employees, and agents,” of the Corporations and Associations Article of the Maryland Annotated Code, reads as follows:

§ 2-418. Indemnification of directors, officers, employees, and agents.

(a) Definitions. —

(1) In this section the following words have the meanings indicated.

(2) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3) “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan.

(4) “Expenses” include attorney’s fees.

(5) (i) “Official capacity” means:

1. When used with respect to a director, the office of director in the corporation; and

2. When used with respect to a person other than a director as contemplated in subsection (j) of this section, the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(ii) “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(6) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director. —

(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i) The act or omission of the director was material to the matter giving rise to the proceeding; and

1. Was committed in bad faith; or

2. Was the result of active and deliberate dishonesty; or

(ii) The director actually received an improper personal benefit in money, property, or services; or

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i) For a proceeding brought to enforce indemnification under this section; or

(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit. — A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense. — Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue, or matter in which the director has been successful.

(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) of this section shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper. —

(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2) Such determination shall be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii) By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (2)(ii) of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action. —

(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i) A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by paragraph (1)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e)(2) of this section.

(g) Validity of indemnification provision. — The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness. — This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director’s service to employee benefit plan. — For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent. — Unless limited by the charter:

(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d) of this Section;

(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection. —

(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders. — Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

(II) The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE EIGHTH, paragraph 5, of its Articles of Amendment and Restatement, as amended. This provision reads as follows:

5. The Corporation shall indemnity (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation’s By-Laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

(III) The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE XI Indemnification and Advance of Expenses, of its Amended and Restated Bylaws, as amended. This provision reads as follows:

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(IV) § 2-405.2. “Corporate limitations on director liability,” of the Corporations and Associations Article of the Maryland Annotated Code. This provision reads as follows:

§ 2-405.2. Corporate limitations on director liability

The charter of the corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders as described under § 5-418 of the Courts and Judicial Proceedings Article.

(V) § 5.418. Immunity — “Charter provisions governing liability of corporate directors or officers,” of the Courts and Judicial Proceedings Article of the Maryland Annotated Code. This provision reads as follows:

§ 5-418. Immunity — Charter provisions governing liability of corporate directors or officers

(a) Expansion or limitation of liability. — The charter, as defined under § 1-101 of the Corporations and Associations Article, of a Maryland corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;

(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

(3) With respect to any action described in subsection (b) of this section.

(b) Exceptions. — This section does not apply to an action brought by or on behalf of a State governmental entity, receiver, conservator, or depositor against a director or officer of:

(1) A banking institution as defined in § 1-101 of the Financial Institutions Article;

(2) A credit union as described in § 6-301 of the Financial Institutions Article;

(3) A savings and loan association as defined in § 8-101 of the Financial Institutions Article; or

(4) A subsidiary of a banking institution, credit union, or savings and loan association described in this subsection.

(c) Construction. — This section may not be construed to affect the liability of a person in any capacity other than the person’s capacity as a director or officer.

(VI) The Registrant has provided for the limitation of liability of directors, officers, employees, and agents in ARTICLE EIGHTH, paragraph 6, of its Articles of Amendment and Restatement, as amended. This provision reads as follows:

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

(VII) Section 2-418(k) — Indemnification of directors, officers, employees, and agents, of the Corporations and Associations Article of the Maryland Annotated Code.

As permitted under Section 2-418(k) of the Corporations and Associations Article of the Maryland Annotated Code, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the Commission on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	Articles of Amendment of FTI Consulting, Inc. (Filed with the Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.3	Amended and Restated Bylaws of FTI Consulting, Inc., adopted June 1, 2011. (Filed with the Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.4	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Commission on December 16, 2013 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 13, 2013 and incorporated herein by reference.)

4.5	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Commission on September 22, 2014 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 17, 2014 and incorporated herein by reference.)

5.1*	Opinion of In-House General Counsel of FTI Consulting, Inc.

10.1‡	FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (Effective as of June 7, 2017). (Included as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2017 and incorporated herein by reference.)

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House General Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

‡	Compensation Plan
*	Filed herewith

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 7th day of June, 2017.

FTI CONSULTING, INC.

By:	/s/ Steven H. Gunby
Steven H. Gunby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Curtis Lu has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Steven H. Gunby Steven H. Gunby	President and Chief Executive Officer and a Director (Principal Executive Officer)	June 7 , 2017

/s/ Ajay Sabherwal Ajay Sabherwal	Chief Financial Officer (Principal Financial Officer)	June 7, 2017

/s/ Catherine M. Freeman Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 7 , 2017

/s/ Gerard E. Holthaus Gerard E. Holthaus	Director and Chairman of the Board	June 7, 2017

/s/ Brenda J. Bacon Brenda J. Bacon	Director	June 7, 2017

/s/ Mark S. Bartlett Mark S. Bartlett	Director	June 7, 2017

/s/ Claudio Costamagna Claudio Costamagna	Director	June 7, 2017

/s/ Vernon Ellis Vernon Ellis	Director	June 7, 2017

SIGNATURE	TITLE	DATE

/s/ Nicholas C. Fanandakis Nicholas C. Fanandakis	Director	June 7, 2017

/s/ Laureen E. Seeger Laureen E. Seeger	Director	June 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the Commission on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	Articles of Amendment of FTI Consulting, Inc. (Filed with the Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.3	Amended and Restated Bylaws of FTI Consulting, Inc., adopted June 1, 2011. (Filed with the Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.4	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Commission on December 16, 2013 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 13, 2013 and incorporated herein by reference.)

4.5	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Commission on September 22, 2014 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 17, 2014 and incorporated herein by reference.)

5.1*	Opinion of In-House General Counsel of FTI Consulting, Inc.

10.1‡	FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (Effective as of June 7, 2017). (Included as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2017 and incorporated herein by reference.)

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House General Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

‡	Compensation Plan
*	Filed herewith